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                                                                    EXHIBIT 11.1
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                                                         EARNINGS PER SHARE


                                                                                YEAR ENDED DECEMBER 31,
                                                                  -----------------------------------------------
                                                                      1994                 1995            1996
                                                                  ------------          ---------       ---------
Weighted average shares outstanding.......................        2,141,250             2,141,250       4,371,844

Incremental effect of issuance
 of Convertible Preferred
 Stock within one year
 prior to an initial public
 offering at a price below
 the offering price (i.e.
 cheap stock).............................................          937,500               937,500              --

Incremental effect of issuance
 of warrants and options
 within one year prior to an
 initial public offering with
 an exercise price below the
 offering price (i.e. cheap
 stock) based on the
 treasury stock method
 using the offering price.................................        1,745,769             1,745,769       1,309,326
                                                                  ---------           -----------     -----------
                                                                  4,824,519             4,824,519       5,681,170
                                                                  =========           ===========     ===========
Net income (loss) attributable to                                 $ 692,932           $(2,000,000)    $(9,267,324)
 common stock.............................................        =========           ===========     ===========
Net income (loss) per share                                       $    0.14           $     (0.41)    $     (1.63)
                                                                  =========           ===========     ===========
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